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Exhibit 10.4

                    SEPARATION AGREEMENT AND GENERAL RELEASE
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                Caution: Read Carefully This Is a Release in Full

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is made and entered into this 25th day of September, 2001, between Kevin D. Bower ("Employee"), and Alltrista Corporation (the "Company").

     WHEREAS, the Company employed Employee in the position of Senior Vice President and Chief Financial Officer;

     WHEREAS, the Company and Employee desire to amicably dispose of any and all matters and claims of any kind or nature between them which may now or hereafter exist in any way relating to Employee's employment with the Company and the conclusion of that employment;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, it is agreed as follows:

     1.   Definitions.
          -----------

     (a) "Company" means Alltrista Corporation and all of its past and present officers, directors, employees, trustees, agents, parent, partners, members, shareholders, affiliates, divisions, principals, insurers, all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity's subsidiaries, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable to Employee, none of whom admit any liability, but all of whom expressly deny any such liability.

     (b) "Effective Date" means that date occurring seven (7) calendar days after Employee's signing of this Agreement, on the condition that this Agreement is not revoked by Employee within the "Revocation Period".

     (c) "Revocation Period" means the seven (7) calendar day period after Employee signs this Agreement, not counting the day Employee actually signs it.

     (d)    "Separation Date" means September 24, 2001.

     (e) "Separation Payment" means the payment as provided in paragraph 3 hereof.

     (f) "Signing Period" means the twenty-one (21) day period following the day Employee receives this Agreement, in which Employee has to consider whether to sign this Agreement.

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     (g)    "Stock Option Plan" means the 1998 Allrista Corporation Stock Option
Plan as in effect on the date of this Agreement.

     2.   Employee's Release Of Claims. In consideration of the Company's
          ----------------------------
agreement to make the Separation Payment described in paragraph 3, Employee gives up, releases, and waives all claims against the Company, including without limitation: (a) all claims Employee has as of the Effective Date of this Agreement, whether known or unknown, including without limitation all claims arising directly or indirectly out of or relating to Employee's employment with Company, or the termination of that employment, including, but not limited to, any claims arising under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act ("ADEA"); the Older Worker Benefits Protection Act ("OWBPA"); the Equal Pay Act; Employee Retirement Income Security Act; the Consolidated Omnibus Budget Reconciliation Act("COBRA"); the Rehabilitation Act of 1973; the Civil Rights Act of 1991; the Civil Rights Act of 1866 (42 U.S.C. ss.1981, et seq.); the Family and Medical Leave Act; the Americans with Disabilities Act; Indiana Civil Rights Law; all such laws as amended and/or any other federal, state or local law; (b) all claims under any principle of common law or equity, including but not limited to, claims for alleged unpaid wages or other compensation; any tort; breach of contract; promissory or equitable estoppel; and any other allegedly wrongful employment practices; and (c) all claims for any type of relief from the Company, including but not limited to, claims for damages of any kind and all claims for costs, expenses and attorneys fees. Provided, however, that Employee is not waiving any rights provided by this Agreement, including without limitation, the right to receive the Separation Payment.

     3.   Separation Payment. Contingent upon Employee's execution of this
          ------------------
Agreement within the Signing Period and the expiration of the Revocation Period, the Company shall pay Employee $600,000 (the "Separation Payment"). The Separation Payment will be made minus all applicable deductions, including deductions for any applicable, federal, state, and local taxes and FICA. Employee acknowledges that the Separation Payment constitutes full and fair consideration for the release of all claims, as set forth in paragraph 2 above. Employee also acknowledges that all other forms of compensation, of whatever kind, that may be due to him by the Company are hereby extinguished.

     4.   Stock Options and COBRA. Effective on the Separation Date, all stock
          -----------------------
options previously granted to Employee (the "Options") shall be fully vested and may be exercised by the Employee in accordance with the terms of the Stock Option Plan at any time prior to (i) the current expiration date of the Options which by their terms expire prior to September 25, 2003, or (ii) September 25, 2003 for all other Options with an expiration date after September 25, 2003. The Company shall also provide to Employee COBRA insurance coverage as required by law, but any election by Employee under COBRA shall be at Employee's expense.

     5.   Return Of The Company's Property/Non-Disparagement. On or before the
          --------------------------------------------------
end of the Revocation Period, Employee will return to the Company all of the Company's property that is in his possession or control, including, but not limited to, credit cards, phone cards, cellular telephones, pagers, office keys, directories, computer, computer hardware, books, documents, memoranda, computer disks and other software, and all other records, and copies thereof. Each

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party further agrees that neither will make any negative or disparaging remarks or comments to any other person and/or entity about the other party.

     6.   Confidentiality. The Employee shall maintain the fact of and terms and
          ---------------
conditions of this Agreement as strictly confidential, and shall not disclose the same to any person other than to Employee's attorney, accountant, and spouse, if any, or as required by law or lawfully-issued subpoena.

     7.   Confidential Information. Employee acknowledges that in the course of
          ------------------------
his employment with the Company he had access to or knowledge of trade secrets and other information about the Company which is confidential or proprietary to the Company, including, but not limited to: (a) information about the Company, Company's business, its employees and its products; (b) techniques, technical know-how, methods, and formulations; (c) hardware, software and computer programs and technology used by Company; (d) the Customer/Client database and other information about the Company's Customers/Clients, such as contacts, criteria, requirements, specifications, policies, or other similar information;
(e) relationships with other service providers, partners and contractors; (f) Vendor and supplier information; (g) marketing plans and concepts; (h) fee, rate and price information; (i) sales, costs, profits, profit margins, salaries and other financial information pertaining to the Company or Company's business; and
(j) information pertaining to the Company's Customers'/Clients' users, customers or clients, including but not limited to personal information such as names, addresses, e-mail addresses, financial information, etc. (All collectively referred to as "Confidential Information"). At all times after the Effective Date, Employee agrees not to disclose to any third party any Confidential Information made known to him by the Company, or learned by him while in the Company's employ; nor shall Employee use any such information for his benefit or for the benefit of any third party. Employee understands that this confidentiality provision was a material and significant inducement for the Company to enter into this Agreement.

     8.   Company Release. The Company hereby releases and waives all claims
          ---------------
against the Employee, including without limitation: (a) all claims the Company has as of the Effective Date of this Agreement, whether known or unknown, including without limitation all claims arising directly or indirectly out of or relating to Employee's employment with Company, or the termination of that employment, (b) all claims under any principle of common law or equity, and (c) all claims for any type of relief from the Employee, including but not limited to, claims for damages of any kind and all claims for costs, expenses and attorneys fees.

     9.   Remedies. In any action at law or in equity arising out of this
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Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, expenses (including experts and consultants) and court costs in addition to any other relief to which it may be entitled.

     10.  Twenty-One Calendar Day Period To Consider This Agreement. Employee
          ---------------------------------------------------------
hereby recognizes and acknowledges that his signing of this Agreement before the end of the 21-day Signing Period will be his personal and voluntary decision to do so. Employee further recognizes that if he fails to deliver this Agreement to the Company within the Signing Period, the offer to provide the Separation Payment described herein shall expire and be deemed withdrawn at the end of the Signing Period.

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     11.  Right To Revoke This Agreement. This Agreement will not become
          ------------------------------
effective or enforceable unless and until the Revocation Period has expired without a revocation by Employee.

     12.  Procedure For Accepting Or Revoking The Agreement. To accept the terms
          -------------------------------------------------
of this Agreement, Employee must deliver the Agreement, after it has been signed and dated by him, to the Company by hand or by mail and it must be received by the Company within the Signing Period. To revoke his acceptance, Employee must deliver a written, signed statement of the revocation of his acceptance to the Company by hand or by mail and any such notice of revocation must be received by the Company within the Revocation Period. All deliveries shall be made to the Company as follows and marked "Personal and Confidential": Alltrista Corporation, ATTN: J. David Tolbert, Vice President, Human Resources and Administration, 5875 Castle Creek Parkway North Drive, Suite 440, Indianapolis, Indiana 46250. If Employee chooses to deliver his acceptance or any revocation notice by mail, it must be: (a) postmarked and received by the Company within the applicable period stated above; (b) properly addressed to the Company at the address stated above; and (c) sent by certified mail, return receipt requested.

     13.  Representations And Warranties. Employee hereby represents and
          ------------------------------
warrants to the Company (with the understanding that the Company has relied upon such representations and warranties) that: (a) he has read this Agreement carefully and understands all of its terms; (b) in agreeing to sign this Agreement, Employee has not relied on any statements or explanations made by the Company, except as specifically set forth in this Agreement; (c) Employee voluntarily releases any claims against the Company, and understands that, in consideration of accepting the consideration described above, he may be giving up possible future administrative and/or legal claims against the Company; (d) Employee understands and agrees that this Agreement contains all of the agreements between the Company and Employee relating to the matters included in this Agreement; (e) Employee understands and agrees that this Agreement may not be assigned by Employee to any individual or entity; and (f) the Company has advised Employee that he should consult with an attorney prior to signing this Agreement, that Employee has had adequate opportunity to do so, and that Employee's decision to sign this Agreement was voluntary and made after being given opportunity to consult with an attorney.

     14.  Severability. If any provision of this Agreement is or becomes
          ------------
invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

     15.  Amendment and Waiver. Neither this Agreement nor any term, covenant,
          --------------------
condition or other provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

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     16.  Counterparts. This Agreement may be executed in one or more identical
          ------------
counterparts, each of which when executed by both of the parties and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.

     17.  Assignment. The rights and obligations of the parties hereto shall
          ----------
inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that Employee shall not assign this Agreement without the prior written consent of the Company.

     18.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof.

     19.  Jurisdiction and Venue; Governing Law. Any action to enforce,
          -------------------------------------
challenge or construe the terms or making of this Agreement or to recover for its breach shall be litigated exclusively in a state or federal court located in Marion County, Indiana, except that the Company may elect, at its sole discretion, to litigate the action in the county or state where Employee can be found. Employee hereby waives any defense of lack of personal jurisdiction or improper venue. This Agreement and the performance by the parties under this Agreement shall be governed by the laws of the State of Indiana, notwithstanding the choice of law provisions of the venue where the action is brought, where the violation occurred, or where the Employee may be located.

     20.  Headings. The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.


                         [Signatures on following page]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                             "COMPANY"

                                             ALLTRISTA CORPORATION



                                             /s/ Martin E. Franklin
                                             By:  Martin E. Franklin
                                             Its: President and CEO


                                             "EMPLOYEE"


                                             /s/ Kevin D. Bower
                                             Kevin D. Bower

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